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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  MARCH 4, 2003



                         COMMISSION FILE NUMBER 0-14837






                            ELMER'S RESTAURANTS, INC.
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             (Exact name of registrant as specified in its charter)






           OREGON                                                93-0836824
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(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)




 11802 S.E. Stark St.
  Portland, Oregon                    97216               (503) 252-1485
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(ADDRESS OF PRINCIPAL              (ZIP CODE)         (REGISTRANT'S TELEPHONE
 EXECUTIVE OFFICES)                                 NUMBER, INCLUDING AREA CODE)









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ITEM 5.  OTHER EVENTS.

The Company has announced that Dennis M. Waldron has been appointed to the Company's Board of Directors, effective March 4, 2003. Mr. Waldron is a veteran restaurant executive with 30 years experience in restaurant operations and management. Waldron is President of Ruby's Northwest LLC, the Seattle-based multi-unit franchisee for Ruby's Diner in Washington state.

Also effective March 4, 2003, Bruce N. Davis, President and William W. Service, Director, each sold 40,000 shares of their Elmer's Restaurants, Inc. stock in a privately negotiated transaction. These 80,000 shares were purchased at $5.38 per share (equal to a 20 day average market price) by Directors Donald Woolley and Thomas Connor and will be held in the name of Franklin Holdings LLC.



SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     ELMER'S RESTAURANTS, INC.

Date: March 4, 2003                                  By: /s/ Bruce N. Davis
                                                     -------------------------
                                                     Bruce N. Davis, President











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